Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data’s LoyaltyOne Business Announces Dotz Program Expansion into Third Brazilian Region

New Agreements with National and Regional High-frequency Partners Add to Program Momentum

DALLAS, Texas (April 17, 2012) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”), operator of Brazil’s dotz loyalty program (www.dotz.com.br), in which LoyaltyOne holds a sizeable equity stake, has rolled-out its successful coalition loyalty program into the Sao Paolo State Interior.

The dotz program launch into the Sao Paolo State Interior, a region comprising 23 cities with a population of approximately 4 million, represents an important milestone in its expansion plan. With its presence in three markets with a population of 13 million – Belo Horizonte, Brasilia and now the Sao Paolo State Interior – more than 2.1 million consumers have enrolled in the program and can collect dotz (points) at a growing number of national and regional sponsors.

Program Momentum

Due to the success of the program thus far, Dotz will accelerate expansion plans and is anticipating entering multiple new regions in Brazil by the end of 2012.  Through membership growth in the established regions and expansion in those new regions, total membership is anticipated to reach at least 4 million by year-end.

New Partners

Contributing factors to the acceleration plan also include the announcement of a new, national multi-year agreement with Pague Menos, one of Brazil’s largest drug store chains, and a new sponsor agreement with Paulistao, a recognized brand-name grocer in the Sao Paolo State Interior.

Founded in 1981, Pague Menos, a privately-held company, has more than 500 drug store locations and 13,000 employees across Brazil. With $1.6 billion (USD) in revenue (2011), Pague Menos is recognized as a leading drug store network in the highly competitive pharmacy retail category. Pague Menos will begin a phased roll-out of the Dotz program, in mid- 2012.

With 33 locations in the Sao Paolo region, the addition of high frequency supermarket sponsor Paulistao to the coalition provides program members in the Sao Paolo State Interior with the opportunity to earn dotz on grocery purchases.

“Joined by existing national and regional sponsors including Banco do Brasil, Ale, one of Brazil’s largest national gasoline station chains, and many other specialty retail and online retailers, the addition of these new partners in critical categories firmly positions Dotz for accelerated growth throughout Brazil, including this latest region,” said Bryan Pearson, president of LoyaltyOne. “Coupled with the program’s considerable appeal with Brazilian consumers, we remain focused on maximizing interest and engagement in the program among leading Brazilian businesses.”

“Our pragmatic approach to engaging and signing new sponsors in key categories is driving our growth strategy,” said Roberto Chade, president of Dotz. “Substantial consumer participation in our program has also resulted in steady growth in existing markets. We anticipate continued momentum as we roll out the program in the Sao Paolo State Interior and plan for further regional-outs by the end of 2012.”

The Coalition Loyalty Model; Geographic Market Opportunity

The dotz program is similar to the Canadian AIR MILES® Reward Program – consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector cards. Consumers accumulate dotz points through everyday shopping and can be redeemed for rewards.

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 34 million in Canada) and has the characteristics required to host a successful coalition loyalty program. Based on the coalition program’s national target market potential and current consumer spending habits, expectations suggest a long-term opportunity of one-to-two times the financial size of the Canadian program.

About LoyaltyOne™
LoyaltyOne works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior.  Through a team of businesses including Canada’s AIR MILES Reward Program, COLLOQUY, Precima, LoyaltyOne Consulting and Direct Antidote, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services -- consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.  LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers.  More information is available at www.loyalty.com.

About CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”)
CBSM - Companhia Brasileira De Servicos De Marketing (“Dotz”) is a leading loyalty consulting and services operator in South America and operates dotz (www.dotz.com.br), named by Jupiter Media Matrix as the “best and largest loyalty program in Latin America.” More information is available at www.dotzmarketing.com.br.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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